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                                                                    EXHIBIT 99.1


                   MERGER OF TUCOWS AND INFONAUTICS COMPLETED
              STOCKHOLDERS APPROVE PROPOSALS AT RESPECTIVE MEETINGS

KING OF PRUSSIA, Pa., Aug. 28 /PRNewswire/ -- Tucows Inc., a leading provider of wholesale digital products to Internet service providers and web hosting companies worldwide, and Infonautics, Inc. (OTC Bulletin Board: INFO), a provider of personalized information agents and Internet sites, today announced the completion of their previously announced merger. Tucows stockholders unanimously approved the merger at a special meeting held today in Toronto. Infonautics shareholders overwhelmingly approved the merger and all of the other proposals before them at the company's annual meeting held today in the Philadelphia area.

"The merger with Infonautics gives us the resources to capitalize on numerous growth opportunities available in the marketplace," said Elliot Noss, President and Chief Executive Officer of Tucows Inc. "Tucows' unique wholesale model allows us to reach more than 5,000 channel partners worldwide. Our success in domain registration and software distribution is based on understanding the needs of Internet service providers and web hosting companies, who make up one of the most important distribution channels in the Internet economy."

The company expects that the board of directors will immediately change the name of Infonautics, Inc. to Tucows Inc. and appoint Elliot Noss as President and Chief Executive Officer. Pending receipt of any required approvals, the company will continue to be quoted on the Over the Counter Bulletin Board as maintained by Nasdaq under the symbol "TCOW."


ABOUT TUCOWS

Tucows Inc. is a leading distributor of e-business services and applications on the Internet, with a network of more than 5,000 resellers in more than 100 countries around the world. Tucows is an ICANN-accredited registrar and a leading provider of wholesale domain name registrations for country code and generic TLDs, plus web certificates. In addition, the Tucows site offers more than 30,000 software titles in libraries located around the world, providing users with a fast local download. For more information, please visit: http://www.opensrs.org or http://partner.tucows.com or go to http://www.tucows.com and click on "Partner Home."

ABOUT INFONAUTICS

Infonautics, Inc. (OTC Bulletin Board: INFO) is a provider of personalized information agents and Internet sites. The Infonautics Network of Web properties includes the award-winning Company Sleuth and Job Sleuth sites. The Infonautics Network also includes Search and Reference Media sites consisting of Electric Library, Encyclopedia.com and

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NewsDirectory.com. The Electric Library site was the first reference site of its type on the Internet, and is one of the largest paid subscription sites on the Web, with approximately 66,000 paying subscribers. Infonautics was founded in 1992 and is headquartered in King of Prussia, PA.

Media contact:
Dan Klores Communications, Inc. Phone (212) 685-4300
Mark Hazlin/Ed Tagliaferri
mark_hazlin@dkcnews.com / edmund_tagliaferri@dkcnews.com


This news release contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. These forward-looking statements may include statements regarding, for example, the resources and growth made possible by the merger, continued success of Tucows' business model and business, the name change of Infonautics, Inc. to Tucows Inc., the appointment of any particular person as an officer of the merged company, the continued quotation of the merged company's stock on the Over the Counter Bulletin Board as maintained by Nasdaq, and the use of the TCOW ticker symbol. Such statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. More information about potential factors, which could affect the Company, is included in the Risk Factors sections of the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to the Company as of the date of this document, and the Company assumes no obligation to update such forward-looking statements.

TUCOWS is a registered trademark of Tucows Inc. INFONAUTICS and COMPANY SLEUTH are registered trademarks of Infonautics, Inc. or its subsidiaries. JOB SLEUTH, ENCYCLOPEDIA.COM, and NEWSDIRECTORY.COM are trademarks of Infonautics, Inc. or its subsidiaries. All other trademarks and service marks are the properties of their respective owners.